Exhibit 99.1

FINANCIAL STATEMENTS

Vativ Technologies, Inc.

Years Ended June 30, 2007 and 2006

Vativ Technologies, Inc.

Financial Statements

Years Ended June 30, 2007 and 2006

Report of Independent Auditors

The Board of Directors

Vativ Technologies, Inc.

We have audited the accompanying balance sheets of Vativ Technologies, Inc. as of June 30, 2007 and 2006, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years ended June 30, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vativ Technologies, Inc. as of June 30, 2007 and 2006, and the results of its operations and its cash flows for the years ended June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, Vativ Technologies, Inc. adopted the Financial Accounting Standards Board Staff Position 150-5, Issuer’s Accounting Under Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, during the year ended June 30, 2007 and changed its method of accounting for Share-Based Payments in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), Share Based Payment, during the year ended June 30, 2007.

/s/ Ernst & Young LLP

December 14, 2007

San Diego, California

Vativ Technologies, Inc.

Balance Sheets

	As of June 30,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$1,967,124	$344,476
Short-term securities	4,300,000	3,200,000
Accounts receivable	2,500	100,270
Inventories	84,653	46,440
Prepaid expenses and other	65,417	71,719

Total current assets	6,419,694	3,762,905
Property and equipment, net	858,515	1,472,983
Other assets	20,012	20,012

Total assets	$7,298,221	$5,255,900

Liabilities, redeemable preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued liabilities	$357,312	$174,309
Payroll and other related liabilities	218,947	213,459
Deferred rent	20,841	12,137
Deferred license payments – current portion	479,260	599,585

Total current liabilities	1,076,360	999,490
Deferred license payments – less current portion	—	410,277
Preferred stock warrant liability	40,424	—
Commitments and contingencies (Note 11)
Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock, $0.001 par value, $50.53 per share; authorized shares – 334,083; issued and outstanding shares – 330,521 at June 30, 2007 and 2006; liquidation preference – $16,701,226 at June 30, 2007	16,644,795	16,644,795
Series B redeemable convertible preferred stock, $0.001 par value, $30.00 per share; authorized shares – 368,765; issued and outstanding shares – 368,765 at June 30, 2007 and 2006, liquidation preference – $11,062,950 at June 30, 2007	10,967,191	10,967,191
Series C redeemable convertible preferred stock, $0.001 par value, $35.46 per share; authorized shares – 290,502; issued and outstanding shares – 277,935 at June 30, 2007, liquidation preference – $9,854,414 at June 30, 2007	9,758,892	—
Stockholders’ deficit:
Common stock, $0.001 par value; authorized shares – 14,000,000 and 10,685,650 at June 30, 2007 and 2006, respectively; issued and outstanding shares – 1,704,677 and 1,641,375 at June 30, 2007 and 2006, respectively	1,705	1,641
Additional paid-in capital	100,656	207,786
Accumulated deficit	(31,291,802)	(23,975,280)

Total stockholders’ deficit	(31,189,441)	(23,765,853)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$7,298,221	$5,255,900

See accompanying notes.

Vativ Technologies, Inc.

Statements of Operations

	Year Ended June 30,
	2007	2006
Product revenues	$382,670	$164,040
Operating expenses:
Cost of product revenues	87,307	34,667
Engineering and development	6,174,168	4,759,104
Marketing, general and administrative	1,773,284	1,511,020

Total operating expenses	8,034,759	6,304,791

Loss from operations	(7,652,089)	(6,140,751)
Other income, net	2,700	874,200
Interest income, net	232,662	229,689
Loss on fair value of preferred stock warrant liability	(1,128)	—

Other income, net	234,234	1,103,889

Net loss before cumulative effect of change in accounting principle	(7,417,855)	(5,036,862)
Cumulative effect of change in accounting principle	101,333	—

Net loss	$(7,316,522)	$(5,036,862)

See accompanying notes.

Vativ Technologies, Inc.

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Redeemable Convertible Preferred Stock								Additional		Total
	Series A		Series B		Series C		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amounts	Shares	Amounts	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit
Balance as of June 30, 2005	330,521	$16,644,795	368,765	$10,967,191	—	$—	1,623,771	$1,623	$190,149	$(18,938,418)	$(18,746,646)
Exercise of stock options for cash	—	—	—	—	—	—	17,604	18	8,785	—	8,803
Compensation related to consultant stock options	—	—	—	—	—	—	—	—	8,852	—	8,852
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	—	(5,036,862)	(5,036,862)

Balance at June 30, 2006	330,521	16,644,795	368,765	10,967,191	—	—	1,641,375	1,641	207,786	(23,975,280)	(23,765,853)
Issuance of Series C redeemable convertible preferred stock at $35.46 per share for cash, net of issuance costs of approximately $95,000	—	—	—	—	277,935	9,758,892	—	—	—	—	—
Exercise of stock options for cash	—	—	—	—	—	—	63,302	64	31,588	—	31,652
Compensation related to consultant stock options	—	—	—	—	—	—	—	—	1,100	—	1,100
Compensation related to employee stock options	—	—	—	—	—	—	—	—	811	—	811
Reclassification of warrants to liabilities	—	—	—	—	—	—	—	—	(140,629)	—	(140,629)
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	—	(7,316,522)	(7,316,522)

Balance as of June 30, 2007	330,521	$16,644,795	368,765	$10,967,191	277,935	$9,758,892	1,704,677	$1,705	$100,656	$(31,291,802)	$(31,189,441)

See accompanying notes.

Vativ Technologies, Inc.

Statements of Cash Flows

	Year ended June 30,
	2007	2006
Operating activities
Net loss	$(7,316,522)	$(5,036,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,123,171	998,538
Impairments on fixed assets	65,970	257,619
Stock-based compensation to employees and consultants	1,911	8,852
Revaluation of preferred stock warrant liability	(100,205)	—
Changes in operating assets and liabilities:
Accounts receivable	97,770	(100,270)
Inventories	(38,213)	(46,440)
Prepaid and other current assets	6,302	(33,208)
Other assets	—	5,000
Accounts payable and accrued liabilities	183,003	94,441
Payroll and other related liabilities	5,488	35,500
Deferred rent	8,704	8,630

Net cash used in operating activities	(5,962,621)	(3,808,200)
Investing activities
Net (purchases) sales of marketable securities	(1,100,000)	5,200,299
Purchase of property and equipment	(489,021)	(1,026,477)

Net cash (used in) provided by investing activities	(1,589,021)	4,173,822
Financing activities
Payments on obligations under software licenses and capital leases	(616,254)	(631,269)
Proceeds from issuance of preferred stock, net of issuance costs	9,758,892	—
Proceeds from exercise of stock options	31,652	8,803

Net cash provided by (used in) financing activities	9,174,290	(622,466)
Net change in cash and cash equivalents	1,622,648	(256,844)
Cash and cash equivalents at beginning of period	344,476	601,320

Cash and cash equivalents at end of period	$1,967,124	$344,476

Supplemental cash flow information:
Cash paid for interest	$48,103	$20,159

Cash paid for taxes	$800	$800

Supplemental disclosure of non-cash financing activities:
Design software acquired under deferred license arrangement	$85,652	$1,127,480

See accompanying notes.

Vativ Technologies, Inc.

Notes to Financial Statements

Years ended June 30, 2007 and 2006

1. Business and Basis of Presentation

Description of Business

Vativ Technologies, Inc. (formerly, Myrica Networks, Inc., and previously, Warp Networks, Inc.) is a fabless semiconductor company based in San Diego, California. Vativ Technologies, Inc. (the “Company”) is focused on providing innovative high-bandwidth, advanced digital signal processing solutions for digital television and 10 gigabit Ethernet markets. The Company’s architecture is designed to enable higher data rate and lower system cost while providing greater robustness and higher performance margins required for the use of low-cost media interconnects.

Prior to 2007, the Company operated as a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises. As a result of the Company’s progress in establishing its operations to date, the Company is no longer considered to be a development stage company.

Basis of Presentation

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Through June 30, 2007, the Company incurred losses of $31,291,802 and anticipates that it will continue to incur losses for some time. The Company is continuing its efforts regarding the development of its product. These efforts, and obtaining customer validation and approval of the Company’s technology, will require additional expenditures. Management intends to finance continued research and market introduction primarily from future debt and equity financings and product sales. However, there can be no assurance that the Company will be able to obtain such financing, which may impact the Company’s ability to continue as a going concern. Management believes the Company’s cash and cash equivalents on hand as of June 30, 2007 and funding commitments received from its existing shareholders is sufficient to fund operations beyond June 30, 2008. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with an original maturity of three months or less when purchased.

Marketable Securities

In accordance with the requirements of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company has classified its marketable securities as “available-for-sale.” Such investments are recorded at fair value, with no material difference between fair value and cost to date.

Property and Equipment

Property and equipment is carried at cost and is depreciated using the straight-line method over the useful lives of the assets, ranging from one to four years.

Design Software

Design software consists of licenses to use software for design and testing and is amortized over the life of the license, ranging from one to two years. In certain circumstances the Company will enter into an agreement to license multiple software packages, with incremental payments due over a predefined period of time as defined by the agreement. At the time the agreement is entered, the Company capitalizes the present value of the design software and records a corresponding deferred liability. As of June 30, 2007 and 2006, the Company had deferred license obligations of $479,260 and $1,009,862, respectively (See Note 11).

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Inventories

The Company accounts for its product costs using standard costs, which approximates the first-in, first-out basis. Standard costs are determined based on the Company’s estimate of material costs, manufacturing yields, costs to assemble, test and package the products, and allocable indirect costs. Standard costs are evaluated at least annually. Inventories are stated at the lower of cost (first-in, first-out) or market. Lower of cost or market adjustments reduce the carrying value of the related inventory and take into consideration excess inventory levels and obsolete inventory. These adjustments are done on a part-by-part basis. Once established, these adjustments are considered permanent and are not reversed until the related inventory is sold or disposed.

Revenue Recognition

In accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, the Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable, and (iv) collection of the resulting receivable is reasonably assured. In addition, the Company does not recognize revenue until all customer acceptance requirements have been met, when applicable. These criteria are typically met at the time of product shipment.

Other Income

The Company classifies income earned outside the normal course of business as non-operating income on the Company’s statement of operations.

In May 2004, the Company and TDK Semiconductor Corporation (“TDK Semiconductor”) entered a Supply and Purchase Agreement (“Supply Agreement”). In August 2005, the Company entered a settlement agreement with TDK USA, Corporation (“TDK”), TDK Semiconductor’s parent company. As part of the settlement, both parties were mutually released of any obligations from the Supply Agreement. In addition, TDK paid the Company $875,000, which is included in the Company’s statement of operations during the year ended June 30, 2006.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Shipping and Handling Charges

The Company includes costs of shipping and handling billed to customers in revenue and the related expense of shipping and handling costs is included in cost of product revenues.

Warranty Accrual

The Company’s products are subject to warranty periods of one year or more. The Company provides for the estimated future costs of replacement upon shipment of the products as costs of net revenues. The Company has not incurred any significant warranty claims to date.

Research and Development

Research and development costs are expensed as incurred.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cumulative Effect of Change in Accounting Principle

Effective July 1, 2006, the Company adopted the provisions of the Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) No. 150-5, Issuer’s Accounting Under Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable (“FSP 150-5”), an interpretation of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. Pursuant to FSP 150-5, freestanding warrants for shares that are either puttable or warrants for shares that are redeemable are classified as liabilities on the consolidated balance sheet at fair value. At the end of each reporting period, changes in fair value during the period are recorded as a component of other income, net.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Upon adoption of FSP 150-5, the Company reclassified the fair value of its then outstanding warrants to purchase shares of its Series A redeemable convertible preferred stock (“Series A Stock”) from equity to a liability and recorded a cumulative effect of change in accounting principle for the difference. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise of the warrants to purchase shares of its redeemable convertible preferred stock or the completion of a liquidation event, including the completion of an initial public offering, at which time the liability will be reclassified to stockholders’ deficit.

The pro forma effect of the adoption of FSP 150-5 on the results of operations for the year ended June 30, 2005 and for the period from June 4, 2001 (inception) to June 30, 2007, if applied retroactively assuming FSP 150-5 had been adopted in these periods, would not be materially different from the reported amounts.

Stock-based Compensation

Effective July 1, 2006, the Company adopted the provisions of SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), including the provisions of SAB 107, Share-Based Payment. Under SFAS 123R, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period. The Company adopted the provisions of SFAS 123R using the prospective transition method. Accordingly, prior periods have not been revised for comparative purposes.

The valuation provisions of SFAS 123R apply to (i) new awards and (ii) awards that are outstanding on the effective date, July 1, 2006 that are subsequently modified or canceled. Prior to the adoption of SFAS 123R, the Company used the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), related interpretations, and the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for employee stock options. Accordingly, the Company recorded compensation cost for options granted at exercise prices that were less than market value of the Company’s common stock at the date of grant. Pursuant to SFAS 123R, as the Company utilized the minimum value method through June 30, 2006, the Company will continue to recognize compensation expense relating to unvested awards as of the date of adoption using APB 25, which is the same accounting principle originally applied to those awards.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-based compensation expense recognized in the Company’s statement of operations for the year ended June 30, 2007 included compensation expense for stock-based payment awards granted subsequent to July 1, 2006, based on the grant date fair value estimated in accordance with SFAS 123R. For stock awards granted during the year ended June 30, 2007, expenses are amortized under the straight-line method. Stock-based compensation expense recognized in the statement of operations for the year ended June 30, 2007 is based on awards ultimately expected to vest and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

New Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on July 1, 2008, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company does not expect there to be any significant impact of adopting FIN 48 on its financial statements and is continuing to evaluate the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires or permits assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by the Company July 1, 2008. The Company is currently evaluating the potential impact this standard may have on its financial position, cash flows and results of operations.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

3. Concentration of Credit Risk and Major Customers

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk that arise from financial instruments exist for groups of customers or counter parties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

Cash and Cash Equivalents

Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits. As of June 30, 2007 and 2006, the Company had balances of $1,867,347 and $218,949, respectively, which were not guaranteed by the Federal Deposit Insurance Corporation. To date, the Company has not experienced any losses in such accounts and believes the exposure is minimal.

Major Customers and Accounts Receivable

A relatively small number of customers account for a significant percentage of the Company’s sales. The percentage of sales derived from significant customers is as follows:

	Revenues		Accounts Receivable
	Year Ended June 30,		As of June 30,
	2007	2006	2007	2006
Customer A	92%	72%	100%	85%
Customer B	*	14	*	*

*	Customer accounted for less than 10% for the period indicated.

4. Concentration of Supplier Risk

As of June 30, 2007, the Company uses one vendor to supply its products. If this vendor became unable or was unwilling to manufacture products in a timely manner and the Company was unable to find alternative vendors, the Company’s business, operating results and financial condition would be materially adversely affected.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

5. Marketable Securities

As of June 30, 2007 and 2006, the marketable securities consisted of auction rate securities with auction reset periods less than 12 months with legal maturities of greater than five years. As of June 30, 2007 and 2006, the cost approximated fair value of these securities.

6. Property and Equipment

Property and equipment is summarized as follows:

	As of June 30,
	2007	2006
Computer equipment	$384,476	$329,370
Design software	1,236,652	1,227,949
Laboratory and testing equipment	591,794	991,909
Office equipment and furniture	72,107	62,396
Software	406,350	161,155
Leasehold improvements	27,841	—

	2,719,220	2,772,779
Less accumulated depreciation and amortization	(1,860,705)	(1,299,796)

	$858,515	$1,472,983

Total depreciation and amortization expense of property and equipment amounted to $1,123,171 and $998,538 for the years ended June 30, 2007 and 2006, respectively.

7. Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Redeemable Convertible Preferred Stock

Issuance of Series A Redeemable Convertible Preferred Stock

From June 2001 through July 2002, the Company sold 330,521 shares of Series A Stock at $50.53 per share for aggregate proceeds of $16,700,000. The total proceeds of these offerings were reduced by offering costs of approximately $55,000.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

7. Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Issuance of Series B Redeemable Convertible Preferred Stock

From November 2004 through February 2005, the Company sold 368,765 shares of Series B redeemable convertible preferred stock (“Series B Stock”) at $30.00 per share for aggregate proceeds of $11,063,000. The total proceeds of these offerings were reduced by offering costs of approximately $96,000.

Issuance of Series C Redeemable Convertible Preferred Stock

In November 2006, the Company sold 277,935 shares of Series C redeemable convertible preferred stock (“Series C Stock”) at $35.46 per share for aggregate proceeds of $9,854,000. The total proceeds of this offering were reduced by offering costs of approximately $95,000.

Additional Description of the Series A Stock, Series B Stock and Series C Stock

As described within the Company’s most recently Amended and Restated Certificate of Incorporation, the material terms of the Series A, B and C classes of preferred stock (referred to collectively as “Preferred Stock”) are as follows:

Dividends. Holders of all classes of Preferred Stock are entitled to receive dividends, on a pro-rata basis, only if and when declared by the Board of Directors. The Board of Directors is under no obligation to declare dividends, no rights shall accrue to the holders of Preferred Stock if dividends are not declared, and any dividends declared shall be non-cumulative.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Preferred Stock shall be entitled to receive an amount equal to $50.53, $30.00, and $35.46 per share for each share of Series A Stock, Series B Stock and Series C Stock, respectively, (adjusted for stock splits, stock dividends and reclassifications) plus any declared but unpaid dividends. If assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed shall be distributed first to the holders of Series A Stock, second to the holders of Series B Stock and third to holders of Series C Stock.

Redemption. The holders of the Company’s Preferred Stock may require the Company to redeem the shares in an amount equal to the liquidation preference per share (adjusted for stock splits, stock dividends and reclassifications) plus any declared but unpaid dividends no earlier than November 2011. Redemption requires at least a 66 2/3% in total Preferred Stock interest of the then outstanding Preferred Stock.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

7. Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Conversion Rights. The holders of Preferred Stock may at any time elect to convert any or all such shares into common shares of the Company on a one-for-ten, subject to anti-dilution protection adjustments.

Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of common stock, at the conversion price in effect, immediately upon the earlier of (i) the closing of a firm underwritten public offering of shares of common stock of the Company which is not less than two times the original purchase price of the Series C Stock (adjusted for stock splits, stock dividends and reclassifications) and which results in gross proceeds to the Company of not less than $20,000,000, or (ii) the date upon which the corporation obtains the required percentage consent of the then outstanding shares of Preferred Stock voting as a separate class. The required percentage consent is 50% for Series A Stock, 66 2/3% for Series B Stock and 66 2/3% for Series C Stock.

Rights of First Refusal. Subject to certain conditions, the Company has granted the Preferred Stock investors a right of first refusal to purchase its pro rata share any subsequent equity financing that the Company conducts.

Voting Rights. Holders of Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Preferred Stock could be converted. Fractional shares, on an as-converted basis, shall be rounded to the nearest whole number.

Common Stock

Shares Issued

Through June 30, 2007, the Company had issued 1,704,677 shares of common stock of which 1,575,000 were a result of issuing restricted stock, which vested ratably over four years, to the Company’s founders, and 129,677 upon the exercise of employee stock options.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

7. Redeemable Convertible Preferred Stock and Stockholders’ Deficit (continued)

Shares Reserved for Future Issuance

As of June 30, 2007, the following common stock shares are reserved for future issuance:

Conversion of redeemable convertible preferred stock	9,772,210
Authorized for grants under stock option plans	472,082
Exercise of stock options issued and outstanding	948,241
Exercise of preferred stock warrants outstanding	35,620

11,228,153

8. Employee Equity Incentive Programs

General

The employee share-based award plans allow the Company to grant, on a discretionary basis, incentive stock options and non-qualified stock options. The Company is authorized to issue 1,550,000 options, as amended, to purchase common shares to employees, directors and consultants under a stock option plan adopted in 2001 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of both incentive stock options (“ISO”) and nonstatutory stock options (“NSO”). NSOs may be granted to employees, directors or consultants, while ISOs may be granted only to employees. Options granted vest over a maximum period of four years and expire ten years from the date of grant. In general, most ISOs and NSOs vest 25% on the first anniversary of the date of grant and in equal monthly installments thereafter.

Stock-Based Compensation Expense

The Company allocated stock-based compensation expense as follows:

	Year Ended June 30,
	2007	2006
Research and development	$1,473	$1,555
Marketing, general and administrative	438	7,297

Total	$1,911	$8,852

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

8. Employee Equity Incentive Programs (continued)

As of June 30, 2007, there was approximately $2,404 of unrecognized stock-based compensation costs related to unvested equity awards to be recognized over a weighted average period of 3.4 years.

The assumptions used to value options granted during the year ended June 30, 2007 are as follows:

Expected option life in years	5.0
Volatility	45%
Expected dividend yield	0%
Weighted-average risk-free interest rate	5.23%

The expected option life reflects the application of the simplified method set out in SAB 107. The simplified method defines the life as the average of the contractual term of the options and the weighted-average vesting period for all option tranches. The risk-free interest rate is based on zero coupon U.S. Treasury instruments with maturities similar to those of the expected term of the award being valued. The estimated volatility reflects the application of SAB 107’s interpretive guidance and, accordingly, incorporates historical volatility of similar entities whose share prices are publicly available. The expected dividend yield was based on the Company’s expectation of not paying dividends on its common stock for the foreseeable future.

Stock Option Activity

The following summarizes activity related to the Company’s stock options:

Options Outstanding
Balance as of June 30, 2005	881,981
Granted	269,500
Exercised	(17,604)
Forfeitures	(48,543)

Balance as of June 30, 2006	1,085,334
Granted	58,750
Exercised	(63,302)
Forfeitures	(132,541)

Balance as of June 30, 2007	948,241

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

8. Employee Equity Incentive Programs (continued)

All options since the inception of the Company have been issued with an exercise price of $0.50. The weighted-average fair value of options granted in 2007 and 2006 was $0.06 and $0.09, respectively.

As of June 30, 2007, the Company had vested and exercisable options totaling 647,944 shares, with a weighted-average exercise price of $0.50, and a weighted-average remaining contractual term of 6.4 years.

As of June 30, 2007, the Company had options vested and expected to vest totaling 948,241 shares, with a weighted-average exercise price of $0.50 and a weighted-average contractual term of 7.1 years.

As of June 30, 2007, the options outstanding had a weighted-average contractual life of 7.1 years.

As of June 30, 2007, options to purchase 472,082 common shares were available for grant under the Stock Incentive Plan.

9. Preferred Stock Warrant Liability

In November 2001, the Company entered into a term loan agreement with a bank to provide up to $3,000,000. In conjunction with the term loan, the Company issued a warrant to purchase 3,562 shares of the Company’s Series A Preferred Stock at $50.53 per share. The warrant expires in November 2011. In the event that the warrant has not yet been converted at the expiration date and the fair market value of the Series A Preferred Stock is greater than the exercise price, then the warrant is automatically converted into shares of the Company’s Series A Stock.

The warrants were initially accounted for under APB No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, which require the warrant to be recorded at fair value. The initial fair value of this warrant, as determined by the Black-Scholes valuation model, was $140,628 and was amortized to interest expense over the life of the loan with the corresponding offset to additional paid-in capital.

Effective July 1, 2006, upon the adoption of FSP 150-5, the Company reclassified the warrant associated from additional paid-in capital to preferred stock warrant liability and recorded a cumulative effect benefit of $101,333 for the change in accounting principle.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

9. Preferred Stock Warrant Liability (continued)

During the year ended June 30, 2007, the Company recorded a loss of approximately $1,128 to account for the increase in the fair value of the outstanding warrant as of June 30, 2007.

The fair value of the warrant outstanding as of June 30, 2007, was determined using the Black-Scholes pricing model based on the following assumptions:

Remaining contractual term (in years)	4.34
Volatility	45%
Expected dividend yield	0%
Weighted-average risk-free interest rate	5.24%

10. Income Taxes

The components of the Company’s deferred tax assets are summarized as follows:

	As of June 30,
	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$11,981,000	$9,146,000
Research and development credits	1,512,000	1,286,000
Book depreciation in excess of tax depreciation	163,000	105,000
Other, net	101,000	88,000

Total deferred tax assets	13,757,000	10,625,000
Less valuation allowance	(13,757,000)	(10,625,000)

	$—	$—

A valuation allowance has been established to offset deferred tax assets, as realization of such assets is uncertain.

As of June 30, 2007, the Company has federal and state loss carryforwards of approximately $30,123,000 and $29,802,000, respectively. The federal and state loss carryforwards begin to expire in 2021 and 2013, respectively.

The Company has research and development tax credit carryforwards of approximately $929,000 for federal and $882,000 for state tax purposes as of June 30, 2007. The federal research and development tax credits will begin to expire in 2020 unless previously utilized. The state research and development tax credits will carry over indefinitely until utilized.

Vativ Technologies, Inc.

Notes to Financial Statements (continued)

10. Income Taxes (continued)

Pursuant to Internal Revenue Code Section 382, use of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

11. Commitments and Contingencies

Operating Leases

The Company is committed under various noncancelable operating leases that extend through August 2010. Future annual minimum rental commitments as of June 30, 2007 are as follows:

2008	$259,356
2009	228,656
2010	229,240
2011	38,423

Total minimum lease payments	$755,675

Rent expense was $235,357 and $227,165 for the years ended June 30, 2007 and 2006, respectively.

Capitalized Software Commitments

The Company has capitalized software for design and testing. Future annual repayment obligations as of June 30, 2007 are as follows:

Year ended June 30, 2008	$484,868
Less amounts representing interest	(5,608)

Present value of current software obligations	$479,260

12. Employee Benefits

The Company has a defined contribution 401(k) plan for employees who are at least 21 years of age. Employees are eligible to participate in the 401(k) plan on their first day of employment at the Company. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation, but not in excess of the maximum amounts allowed under the Internal Revenue Code. The Company’s contributions to the plan are discretionary and no contributions were made by the Company for the years ended June 30, 2007 and 2006.